November 2023

Preliminary Pricing Supplement filed pursuant to Rule 424(b)(2) dated November 6, 2023 / Registration Statement No. 333-269296

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion November 6, 2023. GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Principal at Risk Securities

The Dual Directional Buffered Performance Leveraged Upside SecuritiesSM (Buffered PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Buffered PLUS on the stated maturity date (expected to be December 3, 2025) is based on the performance of the S&P 500® Index as measured from the pricing date (expected to be November 15, 2023) to and including the valuation date (expected to be November 28, 2025).

If the final index value (the index closing value on the valuation date) is greater than the initial index value (set on the pricing date), the return on your Buffered PLUS will be positive and equal to the product of the leverage factor of 150% multiplied by the index percent change (the percentage change in the final index value from the initial index value), subject to the maximum upside payment at maturity of at least $1,200.00 per Buffered PLUS (set on the pricing date). If the final index value is equal to or less than the initial index value but has not decreased by more than the buffer amount of 15.00% of the initial index value, you will receive the principal amount of your Buffered PLUS plus a return reflecting the absolute value of the index percentage change (e.g., if the index percentage change is -5%, your return will be +5%). However, if the final index value has decreased from the initial index value by more than the buffer amount, you will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity of 15.00% of the stated principal amount.

At maturity, for each $1,000 principal amount of your Buffered PLUS, you will receive an amount in cash equal to:

•
if the final index value is greater than the initial index value, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 1.5 times (c) the index percent change, subject to the maximum upside payment;
•
if the final index value is equal to or less than the initial index value, but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15.00%, the sum of (i) $1,000 plus (ii) the product of $1,000 times the absolute value of the index percent change; or
•
if the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 15.00%, $150 plus the product of (i) $1,000 times (ii) the quotient of (a) the final index value divided by (b) the initial index value.

The Buffered PLUS are for investors who seek the potential to earn 150% of any positive return of the index, subject to the maximum upside payment at maturity, seek a positive return for moderate decreases in the underlying index, are willing to forgo interest payments and are willing to risk losing up to 85.00% of their investment if the final index value has declined from the initial index value by more than the buffer amount.

SUMMARY TERMS (continued on page PS-2)
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying index:	S&P 500® Index (Bloomberg symbol, “SPX Index”)
Pricing date:	November , 2023 (expected to price on or about November 15, 2023)
Original issue date:	November , 2023 (expected to be November 20, 2023)
Valuation date:	expected to be November 28, 2025, subject to postponement
Stated maturity date:	expected to be December 3, 2025, subject to postponement
Stated principal amount/Original issue price:	$1,000 per Buffered PLUS / 100% of the principal amount
Estimated value range:	$905 to $965 per Buffered PLUS. See page PS-3 for more information.

Your investment in the Buffered PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-12. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	November , 2023	Original issue price:	100.00% of the principal amount
Underwriting discount:	2.50% ($ in total)*	Net proceeds to the issuer:	97.50% ($ in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $25.00 for each Buffered PLUS it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each Buffered PLUS as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

The issue price, underwriting discount and net proceeds listed on the cover page relate to the Buffered PLUS we sell initially. We may decide to sell additional Buffered PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the Buffered PLUS will depend in part on the issue price you pay for such Buffered PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the Buffered PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a Buffered PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

ADDITIONAL SUMMARY TERMS
Payment at maturity:

If the final index value is greater than the initial index value,

$1,000 + the leveraged upside payment, subject to the maximum upside payment at maturity

In no event will the upside payment at maturity exceed the maximum upside payment at maturity.

If the final index value is equal to or less than the initial index value, but has decreased from the initial index value by an amount less than or equal to the buffer amount,

$1,000 + ($1,000 × the absolute index return)

If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount, (i) $150 plus (ii) the product of $1,000 × the index performance factor

This amount will be less than the stated principal amount of $1,000. The Buffered PLUS will not pay less than $150 per Buffered PLUS at maturity.

Leveraged upside payment:	$1,000 × leverage factor × index percent change
Leverage factor:	150%
Maximum upside payment at maturity (set on the pricing date):	at least $1,200.00 per Buffered PLUS (at least 120.00% of the stated principal amount)
Minimum payment at maturity:	$150 per Buffered PLUS (15.00% of the stated principal amount)
Index percent change:	(final index value - initial index value) / initial index value
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
Initial index value:	, which is the index closing value on the pricing date
Final index value:	The index closing value on the valuation date
Buffer amount:	15.00%
Index performance factor:	final index value / initial index value
CUSIP / ISIN:	40057X4Q5 / US40057X4Q50
Listing:	The Buffered PLUS will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Estimated Value of Your Buffered PLUS

The estimated value of your Buffered PLUS at the time the terms of your Buffered PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this pricing supplement (per $1,000 principal amount), which is less than the original issue price. The value of your Buffered PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell Buffered PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your Buffered PLUS at the time of pricing, plus an additional amount (initially equal to $ per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Buffered PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your Buffered PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through , as described below). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Buffered PLUS (if it makes a market) will equal approximately the then-current estimated value of your Buffered PLUS determined by reference to such pricing models.

With respect to the $ initial additional amount:

•
$ will decline to zero on a straight-line basis from the time of pricing through ; and
•
$ will decline to zero on a straight-line basis from through .

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

About Your Buffered PLUS

The Buffered PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

●
General terms supplement no. 8,999 dated February 13, 2023
●
Underlier supplement no. 37 dated September 14, 2023
●
Prospectus supplement dated February 13, 2023
●
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Buffered PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day” or “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 37 to “underlier(s)”, “indices”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “pricing date” and “underlying index publisher”, respectively.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

We refer to the Buffered PLUS we are offering by this pricing supplement as the “offered Buffered PLUS” or the “Buffered PLUS”. Each of the Buffered PLUS has the terms described under “Summary Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 13, 2023, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2023, for Medium-Term Notes, Series F, references to the “accompanying underlier supplement no. 37” mean the accompanying underlier supplement no. 37 dated September 14, 2023 and references to the “accompanying general terms supplement no. 8,999” mean the accompanying general terms supplement no. 8,999, dated February 13, 2023, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The Buffered PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Dual Directional Buffered Performance Leveraged Upside Securities

The Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025 (the “Buffered PLUS”) can be used:

•
As an alternative to direct exposure to the underlying index that enhances returns for a limited range of positive performance of the underlying index, subject to the maximum upside payment at maturity
•
To obtain a positive return for a limited range of negative performance of the underlying index
•
To potentially outperform the underlying index with respect to moderate increases or outperform the underlying index with respect to moderate decreases in the underlying index from the initial index value to the final index value

However, you will not receive dividends on the stocks comprising the underlying index (the “underlying index stocks”) or any interest payments on your Buffered PLUS.

If the final index value is less than the initial index value by more than the buffer amount, the Buffered PLUS are exposed on a 1-to-1 basis to the negative performance of the underlying index beyond the buffer amount, subject to the minimum payment at maturity of $150 per Buffered PLUS.

Maturity:	Approximately 2 years
Payment at maturity:
•
If the final index value is greater than the initial index value, $1,000 + the leveraged upside payment, subject to the maximum upside payment at maturity. In no event will the upside payment at maturity exceed the maximum upside payment at maturity.
•
If the final index value is equal to or less than the initial index value, but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15.00%, $1,000 + ($1,000 x the absolute index return).
•
If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount, (i)

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

$150 plus (ii) the product of $1,000 × the index performance factor. This amount will be less than the stated principal amount of $1,000. The Buffered PLUS will not pay less than $150 per Buffered PLUS at maturity.

Buffer amount:	15.00%
Leverage factor:	150% (applicable only if the final index value is greater than the initial index value)
Leveraged upside payment:	$1,000 × leverage factor × index percent change
Maximum upside payment at maturity (set on the pricing date):	At least $1,200.00 per Buffered PLUS (at least 120.00% of the stated principal amount)
Minimum payment at maturity:	$150 per Buffered PLUS (15.00% of the stated principal amount)
Interest:	None
Redemption:	None. The Buffered PLUS will not be subject to redemption right or price dependent redemption right.

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to a limited range of positive performance of the S&P 500® Index and 1-to-1 exposure to the absolute index return for a limited range of negative performance of the S&P 500® Index. In exchange for enhanced performance of 150.00% of the appreciation of the underlying index and 1-to-1 exposure to the absolute index return for a limited range of negative performance of the underlying index, investors forgo interest and any participation in positive performance above the maximum upside payment at maturity of at least $1,200.00 per Buffered PLUS. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment, subject to the maximum upside payment at maturity of at least $1,200.00 per Buffered PLUS. If the underlying index has not appreciated in value or has depreciated in value, but the final index value has not declined from the initial index value by more than the buffer amount of 15.00%, investors will receive the stated principal amount of their investment plus a return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 15.00% return. However, if the underlying index has depreciated in value by more than the buffer amount of 15.00%, investors will lose 1.00% for every 1.00% decline in the index value beyond the buffer amount from the pricing date to the valuation date of the Buffered PLUS, subject to the minimum payment at maturity. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors will not receive dividends on the underlying index stocks or any interest payments on the Buffered PLUS and investors may lose up to 85.00% of their initial investment in the Buffered PLUS. All payments on the Buffered PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance Up to a Cap

The Buffered PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying index within a limited range of positive performance. However, investors will not receive dividends on the underlying index stocks or any interest payments on the Buffered PLUS

Upside Scenario if the Underlying Index Appreciates

The underlying index increases in value. In this case, you receive a full return of principal as well as 150% of the increase in the value of the underlying index, subject to the maximum upside payment at maturity of at least $1,200.00 per Buffered PLUS (at least 120.00% of the stated principal amount). For example, if the final index value is 5.00% greater than the initial index value, the Buffered PLUS will provide a total return of 7.50% at maturity.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Absolute Return Scenario

The final index value is equal to the initial index value or is less than the initial index value but has not declined by more than the buffer amount of 15.00%. In this case, you receive a 1% positive return on the Buffered PLUS for each 1% negative return of the underlying index. For example, if the final index value is 9.00% less than the initial index value, the Buffered PLUS will provide a total positive return of 9.00% at maturity. The maximum return you may receive in this scenario is a positive 15.00% return at maturity. In this case, you receive at least the stated principal amount of $1,000 at maturity even if the underlying index has depreciated by up to 15.00%.

Downside Scenario

The underlying index declines in value by more than the buffer amount of 15.00%. In this case, you receive less than the stated principal amount by an amount proportionate to the decline in the value of the underlying index to the valuation date of the Buffered PLUS, plus the buffer amount of 15.00%. For example, if the final index value is 30.00% less than the initial index value, the Buffered PLUS will provide at maturity a loss of 15.00% of principal. In this case, you receive $850 per Buffered PLUS, or 85.00% of the stated principal amount. The minimum payment at maturity on the Buffered PLUS is equal to $150 per Buffered PLUS.

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Buffer amount:	15.00%
Maximum upside payment at maturity:	$1,200.00 per Buffered PLUS (120.00% of the stated principal amount)
Minimum payment at maturity:	$150 per Buffered PLUS (15.00% of the stated principal amount)

Dual Directional Buffered PLUS Payoff Diagram

Underlying Index Performance
PLUS Performance
Stated Principal Amount
Leveraged Performance
Maximum Payment at Maturity as % of Stated Principal
Absolute Return
150%
120%
115%
100%
50%
15%
0%
Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
0%
50%
85%
100%
113.333%
150%
Hypothetical Final Index Value (as Percentage of Initial Index Value)

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How it works

▪

Upside Scenario. If the final index value is greater than the initial index value, the investor would receive the $1,000 stated principal amount plus 150.00% of the appreciation of the underlying index from the pricing date to the valuation date of the Buffered PLUS, subject to the maximum upside payment at maturity. Under the terms of the Buffered PLUS, the investor will realize the maximum upside payment at maturity at a final index value of approximately 113.33% of the initial index value.

▪ If the underlying index appreciates 5.00%, the investor would receive a 7.50% return, or $1,075 per Buffered PLUS.

▪ If the underlying index appreciates 50.00%, the investor would receive only the maximum upside payment at maturity of $1,200.00 per Buffered PLUS, or 120.00% of the stated principal amount.

▪

Absolute Return Scenario. If the final index value is equal to or less than the initial index value, but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15.00%, the investor would receive a 1% positive return on the Buffered PLUS for each 1% negative return on the underlying index.

▪ If the underlying index depreciates 5.00%, investors will receive a 5.00% return, or $1,050 per Buffered PLUS.
▪

Downside Scenario. If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 15.00%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying index from the initial index value, plus the buffer amount of 15.00%. The minimum payment at maturity is $150 per Buffered PLUS.

▪ If the underlying index depreciates 30.00%, the investor would lose 15.00% of the investor’s principal and receive only $850 per Buffered PLUS at maturity, or 85.00% of the stated principal amount.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical index closing values on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of final index values that are entirely hypothetical; the index closing value on any day throughout the life of the Buffered PLUS, including the final index value on the valuation date, cannot be predicted. The underlying index has been highly volatile in the past — meaning that the index closing value has changed considerably in relatively short periods — and its performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered Buffered PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your Buffered PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your Buffered PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying index and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Leverage factor	150%
Buffer amount	15.00%
Maximum upside payment at maturity	$1,200.00 per Buffered PLUS
Neither a market disruption event nor a non-index business day occurs on the originally scheduled valuation date
No change in or affecting any of the underlying index stocks or the method by which the underlying index publisher calculates the underlying index
Buffered PLUS purchased on original issue date at the stated principal amount and held to the stated maturity date

Moreover, we have not yet set the initial index value that will serve as the baseline for determining the amount that we will pay on your Buffered PLUS at maturity. We will not do so until the pricing date. As a result, the actual initial index value may differ substantially from the index closing value prior to the pricing date.

For these reasons, the actual performance of the underlying index over the life of your Buffered PLUS, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying index during recent periods, see “The Underlying Index — Historical Index Closing Values” below. Before investing in the offered Buffered PLUS, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the offered Buffered PLUS.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your Buffered PLUS, tax liabilities could affect the after-tax

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

rate of return on your Buffered PLUS to a comparatively greater extent than the after-tax return on the underlying index stocks.

The values in the left column of the table below represent hypothetical final index values and are expressed as percentages of the initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value, and are expressed as percentages of the stated principal amount of a Buffered PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered Buffered PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a Buffered PLUS, based on the corresponding hypothetical final index value and the assumptions noted above.

Hypothetical Final Index Value (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
150.000%	120.000%
125.000%	120.000%
120.000%	120.000%
113.333%	120.000%
108.000%	112.000%
106.000%	109.000%
100.000%	100.000%
95.000%	105.000%
90.000%	110.000%
85.000%	115.000%
84.999%	99.999%
70.000%	85.000%
50.000%	65.000%
30.000%	45.000%
25.000%	40.000%
0.000%	15.000%

If, for example, the final index value were determined to be 25.000% of the initial index value, the payment at maturity that we would deliver on your Buffered PLUS would be 40.000% of the stated principal amount of your Buffered PLUS, as shown in the table above. As a result, if you purchased your Buffered PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 60.000% of your investment (if you purchased your Buffered PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value were determined to be zero, you would lose 85.000% of your investment in the Buffered PLUS. If the final index value level were determined to be 95.000% of the initial index value, the absolute index return would be 5.000% and the payment at maturity that we would deliver on your Buffered PLUS would be 105.000% of the stated principal amount of your Buffered PLUS, as shown in the table above. In addition, if the final index value were determined to be 150.000% of the initial index value, the payment at maturity that we would deliver on your Buffered PLUS would be limited to the maximum upside payment at maturity, or 120.000% of each $1,000 principal amount of your Buffered PLUS, as shown in the table above. As a result, if you held your Buffered PLUS to the stated maturity date, you would not benefit from any increase in the final index value over approximately 113.333% of the initial index value.

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your Buffered PLUS on the stated maturity date or at any other time, including any time you may wish to sell your Buffered PLUS, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered Buffered PLUS. The hypothetical payments at maturity on Buffered PLUS held to the stated maturity date in the examples above assume you purchased your Buffered PLUS at

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your Buffered PLUS. The return on your investment (whether positive or negative) in your Buffered PLUS will be affected by the amount you pay for your Buffered PLUS. If you purchase your Buffered PLUS for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Buffered PLUS May Be Influenced by Many Unpredictable Factors” below.

Payments on the Buffered PLUS are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the Buffered PLUS are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the Buffered PLUS do not pay interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the Buffered PLUS or the U.S. federal income tax treatment of the Buffered PLUS, as described elsewhere in this pricing supplement.

We cannot predict the actual final index value or what the market value of your Buffered PLUS will be on any particular index business day, nor can we predict the relationship between the index closing value and the market value of your Buffered PLUS at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered Buffered PLUS will depend on the actual initial index value, and maximum upside payment at maturity, which we will set on the pricing date, and the actual final index value determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your Buffered PLUS on the stated maturity date may be very different from the information reflected in the examples above.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

An investment in your Buffered PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 37 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the Buffered PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 37 and the accompanying general terms supplement no. 8,999. Your Buffered PLUS are a riskier investment than ordinary debt securities. Also, your Buffered PLUS are not equivalent to investing directly in the underlying index stocks, i.e., the stocks comprising the underlying index to which your Buffered PLUS are linked. You should carefully consider whether the offered Buffered PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your Buffered PLUS Do Not Bear Interest

You will not receive any interest payments on your Buffered PLUS. As a result, even if the payment at maturity payable for your Buffered PLUS on the stated maturity date exceeds the stated principal amount of your Buffered PLUS, the overall return you earn on your Buffered PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose a Substantial Portion of Your Investment in the Buffered PLUS

You can lose a substantial portion of your investment in the Buffered PLUS. The cash payment on your Buffered PLUS on the stated maturity date will be based on the performance of the S&P 500® Index as measured from the initial index value set on the pricing date to the index closing value on the valuation date. If the final index value has declined from the initial index value by more than the buffer amount of 15.00%, you will lose 1.00% of the stated principal amount of your Buffered PLUS for every 1.00% decline in the index value beyond the buffer amount, subject to the minimum payment amount at maturity of $150. Thus, you may lose a substantial portion of your investment in the Buffered PLUS.

Also, the market price of your Buffered PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your Buffered PLUS. Consequently, if you sell your Buffered PLUS before the stated maturity date, you may receive far less than the amount of your investment in the Buffered PLUS.

The Buffered PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the Buffered PLUS will be based on the performance of the underlying index, the payment of any amount due on the Buffered PLUS is subject to the credit risk of GS Finance Corp., as issuer of the Buffered PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the Buffered PLUS. The Buffered PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the Buffered PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the Buffered PLUS, to pay all amounts due on the Buffered PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Return on Your Buffered PLUS Will Be Limited

Your ability to participate in any positive change in the value of the underlying index over the life of your Buffered PLUS will be limited because of the maximum upside payment at maturity of at least $1,200.00 per Buffered PLUS (at least 120.00% of the stated principal amount) (set on the pricing date). The maximum upside payment at maturity will limit the payment at maturity you may receive for each of your Buffered PLUS, no matter how much the value of the underlying index may rise over the life of your Buffered PLUS. Although the leverage factor provides 150% exposure to any increase in the final index value over the initial index value, because the payment at maturity will be limited to at least 120.00% of the stated principal

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

amount per Buffered PLUS, any increase in the final index value over the initial index value by more than at least approximately 13.333% of the initial index value will not further increase the return on the Buffered PLUS. Accordingly, the amount payable for each of your Buffered PLUS may be significantly less than it would have been had you invested directly in the underlying index. In addition, if the final index value is less than the initial index value but greater than or equal to the buffer amount, the payment at maturity for each Buffered PLUS will be equal to the stated principal amount plus the product of the stated principal amount times the absolute index return. You will benefit from the absolute index return only if the final index value is less than the initial index value but greater than or equal to the buffer amount. Therefore, if the index percent change is negative, the amount you may receive at maturity will not exceed $1,150 for each Buffered PLUS.

The Return on Your Buffered PLUS Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

The underlying index publisher calculates the value of the underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those underlying index stocks. Therefore, the return on your Buffered PLUS will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those underlying index stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the applicable underlying index stock issuer. See “— Investing in the Buffered PLUS is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Buffered PLUS At the Time the Terms of Your Buffered PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Buffered PLUS

The original issue price for your Buffered PLUS exceeds the estimated value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Buffered PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your Buffered PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your Buffered PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Buffered PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Buffered PLUS”. Thereafter, if GS&Co. buys or sells your Buffered PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your Buffered PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured Buffered PLUS.

In estimating the value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your Buffered PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Buffered PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Buffered PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Buffered PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Buffered PLUS May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the Buffered PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your Buffered PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your Buffered PLUS.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In addition to the factors discussed above, the value and quoted price of your Buffered PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the Buffered PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your Buffered PLUS, including the price you may receive for your Buffered PLUS in any market making transaction. To the extent that GS&Co. makes a market in the Buffered PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured Buffered PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your Buffered PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Buffered PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your Buffered PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the Buffered PLUS. See “— Your Buffered PLUS May Not Have an Active Trading Market” below.

The Amount Payable on Your Buffered PLUS Is Not Linked to the Value of the Underlying Index at Any Time Other than the Valuation Date

The final index value will be based on the index closing value on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the index closing value dropped precipitously on the valuation date, the payment at maturity for your Buffered PLUS may be significantly less than it would have been had the payment at maturity been linked to the index closing value prior to such drop in the value of the underlying index. Although the actual value of the underlying index on the stated maturity date or at other times during the life of your Buffered PLUS may be higher than the final index value, you will not benefit from the index closing value at any time other than on the valuation date.

The Market Value of Your Buffered PLUS May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your Buffered PLUS, we mean the value that you could receive for your Buffered PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your Buffered PLUS, including:

•
the value of the underlying index;
•
the volatility – i.e., the frequency and magnitude of changes – in the index closing value of the underlying index;
•
the dividend rates of the underlying index stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing value of the underlying index;
•
interest rates and yield rates in the market;
•
the time remaining until your Buffered PLUS mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your Buffered PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in Buffered PLUS with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your Buffered PLUS before maturity, including the price you may receive for your Buffered PLUS in any market making transaction. If you sell your Buffered PLUS before maturity, you may receive less than the principal amount of your Buffered PLUS or the amount you may receive at maturity.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

You cannot predict the future performance of the underlying index based on its historical performance. The actual performance of the underlying index over the life of the offered Buffered PLUS or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Buffered PLUS May Not Have an Active Trading Market

Your Buffered PLUS will not be listed or displayed on any Buffered PLUS exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your Buffered PLUS. Even if a secondary market for your Buffered PLUS develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your Buffered PLUS in any secondary market could be substantial.

If the Value of the Underlying Index Changes, the Market Value of Your Buffered PLUS May Not Change in the Same Manner

The price of your Buffered PLUS may move quite differently than the performance of the underlying index. Changes in the value of the underlying index may not result in a comparable change in the market value of your Buffered PLUS. Even if the value of the underlying index increases above the initial index value during some portion of the life of the Buffered PLUS, the market value of your Buffered PLUS may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Buffered PLUS May Be Influenced by Many Unpredictable Factors” above.

Investing in the Buffered PLUS is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your Buffered PLUS is not equivalent to investing in the underlying index and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your Buffered PLUS will have any rights with respect to the underlying index stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your Buffered PLUS will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Buffered PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the Buffered PLUS subsequent to the date of this pricing supplement. The issue price of the Buffered PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Buffered PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Buffered PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Buffered PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the Buffered PLUS. If you purchase securities at a price that differs from the stated principal amount of the Buffered PLUS, then the return on your investment in such Buffered PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on Buffered PLUS purchased at stated principal amount. If you purchase your Buffered PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the Buffered PLUS will be lower than it would have been had you purchased the Buffered PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the Buffered PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as holders of the securities. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

or indirectly through derivative transactions) on assets that are the same or similar to your Buffered PLUS, the underlying stocks or other similar Buffered PLUS, which may adversely impact the market for or value of your Buffered PLUS.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Buffered PLUS and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Buffered PLUS

Goldman Sachs has hedged or expects to hedge our obligations under the Buffered PLUS by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying index or the underlying index stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying index or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your Buffered PLUS. Alternatively, Goldman Sachs may hedge all or part of our obligations under the Buffered PLUS with unaffiliated distributors of the Buffered PLUS which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying index or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the Buffered PLUS or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the Buffered PLUS; hedging the exposure of Goldman Sachs to the Buffered PLUS including any interest in the Buffered PLUS that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the Buffered PLUS.

Any of these hedging or other activities may adversely affect the value of the underlying index — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your Buffered PLUS and the amount we will pay on your Buffered PLUS at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Buffered PLUS. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Buffered PLUS, and may receive substantial returns on hedging or other activities while the value of your Buffered PLUS declines. In addition, if the distributor from which you purchase Buffered PLUS is to conduct hedging activities in connection with the Buffered PLUS, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the Buffered PLUS to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the Buffered PLUS to you in addition to the compensation they would receive for the sale of the Buffered PLUS.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Buffered PLUS

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your Buffered PLUS, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the Buffered PLUS.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your Buffered PLUS, or similar or linked to the underlying index or underlying index stocks. Investors in the Buffered PLUS should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the Buffered PLUS for liquidity, research coverage or otherwise.

Additional Risks Related to the Underlying Index

The Policies of the Underlying Index Publisher and Changes That Affect the Underlying Index or the Underlying Index Stocks Comprising the Underlying Index Could Affect the Payment at Maturity and the Market Value of the Buffered PLUS

The policies of the underlying index publisher concerning the calculation of the value of the underlying index, additions, deletions or substitutions of underlying index stocks comprising the underlying index and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment at maturity and the market value of your Buffered PLUS before the stated maturity date. The payment at maturity and the market value of your Buffered PLUS could also be affected if the underlying index publisher changes these policies, for example, by changing the manner in which it calculates the underlying index value or if the underlying index publisher discontinues or suspends calculation or publication of the value of the underlying index, in which case it may become difficult to determine the market value of your Buffered PLUS. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing value of the underlying index on any such date — and thus the payment at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlying index value on any index business day or the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 8,999.

Risks Related to Tax

The Tax Consequences of an Investment in Your Buffered PLUS Are Uncertain

The tax consequences of an investment in your Buffered PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your Buffered PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your Buffered PLUS and any such guidance could adversely affect the tax treatment and the value of your Buffered PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Buffered PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences– United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating your Buffered PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your Buffered PLUS in your particular circumstances.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Buffered PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Buffered PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Buffered PLUS.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Underlying Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” on page S-113 of the accompanying underlier supplement no. 37.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such notes.

Historical Index Closing Values

The index closing value has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying index has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value during any period shown below is not an indication that the underlying index is more or less likely to increase or decrease at any time during the life of your Buffered PLUS.

You should not take the historical index closing values as an indication of the future performance of the underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying index or the underlying index stocks will result in you receiving an amount greater than the outstanding principal amount of your Buffered PLUS on the stated maturity date, or that you will not lose some or a significant portion of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying index. Before investing in the offered Buffered PLUS, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the Buffered PLUS and, given the recent volatility described above, you should pay particular attention to the recent values of the underlying index. The actual performance of the underlying index over the life of the Buffered PLUS, as well as the payment at maturity, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of the S&P 500® Index for each of the four calendar quarters in 2018, 2019, 2020, 2021, 2022 and 2023 (through November 2, 2023). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Quarterly High, Low and Period End Index Closing Values of the Underlying Index

	High	Low	Period End
2018
Quarter ended March 31	2,872.87	2,581.00	2,640.87
Quarter ended June 30	2,786.85	2,581.88	2,718.37
Quarter ended September 30	2,930.75	2,713.22	2,913.98
Quarter ended December 31	2,925.51	2,351.10	2,506.85
2019
Quarter ended March 31	2,854.88	2,447.89	2,834.40
Quarter ended June 30	2,954.18	2,744.45	2,941.76
Quarter ended September 30	3,025.86	2,840.60	2,976.74
Quarter ended December 31	3,240.02	2,887.61	3,230.78
2020
Quarter ended March 31	3,386.15	2,237.40	2,584.59
Quarter ended June 30	3,232.39	2,470.50	3,100.29
Quarter ended September 30	3,580.84	3,115.86	3,363.00
Quarter ended December 31	3,756.07	3,269.96	3,756.07
2021
Quarter ended March 31	3,974.54	3,700.65	3,972.89
Quarter ended June 30	4,297.50	4,019.87	4,297.50
Quarter ended September 30	4,536.95	4,258.49	4,307.54
Quarter ended December 31	4,793.06	4,300.46	4,766.18
2022
Quarter ended March 31	4,796.56	4,170.70	4,530.41
Quarter ended June 30	4,582.64	3,666.77	3,785.38
Quarter ended September 30	4,305.20	3,585.62	3,585.62
Quarter ended December 31	4,080.11	3,577.03	3,839.50
2023
Quarter ended March 31	4,179.76	3,808.10	4,109.31
Quarter ended June 30	4,450.38	4,055.99	4,450.38
Quarter ended September 30	4,588.96	4,273.53	4,288.05
Quarter ending December 31 (through November 2, 2023)	4,376.95	4,117.37	4,317.78

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The graph below shows the daily historical index closing values from January 1, 2018 through November 2, 2023. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the S&P 500® Index

Closing Level
5000
4000
3000
2000
1000
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of each Buffered PLUS for U.S. federal income tax purposes that will be required under the terms of each Buffered PLUS, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•
a dealer in securities or currencies;
•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•
a bank;
•
a life insurance company;
•
a regulated investment company;
•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•
a tax exempt organization;
•
a partnership;
•
a person that owns a Buffered PLUS as a hedge or that is hedged against interest rate risks;
•
a person that owns a Buffered PLUS as part of a straddle or conversion transaction for tax purposes; or
•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your Buffered PLUS should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your Buffered PLUS are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Buffered PLUS, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your Buffered PLUS as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a Buffered PLUS and you are:

•
a citizen or resident of the United States;
•
a domestic corporation;
•
an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your Buffered PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your Buffered PLUS for all tax purposes as pre-paid derivative contracts in respect of the underlying index. Except as otherwise stated below, the discussion herein assumes that your Buffered PLUS will be so treated.

Upon the sale, exchange or maturity of your Buffered PLUS, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your Buffered PLUS. Your tax

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

basis in the Buffered PLUS will generally be equal to the amount that you paid for the Buffered PLUS. If you hold your Buffered PLUS for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your Buffered PLUS for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your Buffered PLUS should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Buffered PLUS are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your Buffered PLUS in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your Buffered PLUS should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your Buffered PLUS as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the Buffered PLUS and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your Buffered PLUS – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your Buffered PLUS prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your Buffered PLUS would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your Buffered PLUS, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases a Buffered PLUS at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your Buffered PLUS could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Buffered PLUS for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your Buffered PLUS in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your Buffered PLUS for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered Buffered PLUS, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Buffered PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating each Buffered PLUS for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Buffered PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect a Buffered PLUS issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Buffered PLUS.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your Buffered PLUS and, notwithstanding that we do not intend to treat the Buffered PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Buffered PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your Buffered PLUS.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of a Buffered PLUS and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation; or

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a Buffered PLUS.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your Buffered PLUS and, notwithstanding that we do not intend to treat each Buffered PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Buffered PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your Buffered PLUS should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your Buffered PLUS to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each Buffered PLUS for U.S. federal income tax purposes are possible. Should an alternative characterization of each Buffered PLUS by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the Buffered PLUS to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of a Buffered PLUS should consult their tax advisors in this regard.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your Buffered PLUS, could be collected via withholding. If these regulations were to apply to your Buffered PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying index during the term of the Buffered PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the Buffered PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your Buffered PLUS, your Buffered PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Buffered PLUS for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the Buffered PLUS will generally be subject to the FATCA withholding rules.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-16 of the accompanying general terms supplement no. 8,999. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 8,999.

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	S&P Dow Jones Indices LLC
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Interest:	None
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-17 of the accompanying general terms supplement no. 8,999
Postponement of valuation date:	As described under “Supplemental Terms of the Notes — Determination date” on page S-17 of the accompanying general terms supplement no. 8,999
Specified currency:	U.S. dollars (“$”)
Index closing value:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-38 of the accompanying general terms supplement no. 8,999
Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-37 of the accompanying general terms supplement no. 8,999
Index business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-37 of the accompanying general terms supplement no. 8,999
FDIC:	The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-43 of the accompanying general terms supplement no. 8,999
ERISA:	As described under “Employee Retirement Income Security Act” on page S‑44 of the accompanying general terms supplement no. 8,999

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered Buffered PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the Buffered PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $25.00, or 2.50% of the principal amount, for each Buffered PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.50% of the principal amount, for each Buffered PLUS as a structuring fee. The costs included in the original issue price of the Buffered PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of Buffered PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of Buffered PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell Buffered PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the Buffered PLUS against payment therefor in New York, New York on November , 2023. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Buffered PLUS on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the Buffered PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

November 2023

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

About Your Buffered PLUS:

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

●
General terms supplement no. 8,999 dated February 13, 2023
●
Underlier supplement no. 37 dated September 14, 2023
●
Prospectus supplement dated February 13, 2023
●
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Buffered PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 37 to “underlier(s)”, “indices”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “pricing date” and “underlying index publisher”, respectively.

November 2023

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 37, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 37, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 37, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Dual Directional Buffered PLUS Based on the Value of the S&P 500® Index due December 3, 2025

Principal at Risk Securities

Goldman Sachs & Co. LLC